UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2005

E-Z-EM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11479	11-1999504
(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On November 30, 2005, E-Z-EM, Inc. (“E-Z-EM”) executed an Agreement for Purchase and Sale (the “Agreement”) with B&R Machine and Tool Corp. (“B&R”).

Under the Agreement, E-Z-EM has agreed to sell, and B&R has agreed to buy, E-Z-EM’s warehouse facility located at 717 Main Street, Westbury, New York, consisting of the land and all buildings, structures and all other improvements thereon (the “Property”).

The purchase price for the Property is $5,100,000, of which $510,000 was paid into escrow upon signing the Agreement (“Deposit”), and the balance of $4,590,000 is payable on the Closing Date.

The closing date of the acquisition is January 31, 2006 (“Closing Date”), except that B&R has the right to adjourn the Closing Date for up to 30 days on payment to E-Z-EM of an amount equal to $2,000 per day as additional purchase price, and B&R has the further right to adjourn the Closing Date for up to an additional 30 days on payment to E-Z-EM of an additional amount equal to $2,500 per day as additional purchase price.

The sale of the Property is on an “as-is” and “where-is” basis as of the Closing Date, except for certain minor repairs and alterations to the Property to be made by E-Z-EM, most of which have already been completed.

The closing of the transaction is subject to (i) B&R receiving a commitment for certain financial assistance from the Nassau County Industrial Development Authority (“NCIDA”) and (ii) E-Z-EM curing any objections to title to the Property other than customary permitted encumbrances. If the foregoing conditions are not fulfilled, B&R can elect to terminate the Agreement. If B&R elects to terminate the Agreement due to its failure to receive a commitment from the NCIDA, or fails to close the transaction for any reason other than a default by E-Z-EM, E-Z-EM may retain the Deposit. If B&R elects to terminate the Agreement due to E-Z-EM’s failure to cure objections to title, the Deposit will be returned to B&R.

If E-Z-EM breaches the Agreement, B&R may, as its sole remedy, either (i) terminate the Agreement, if E-Z-EM is unable to perform its obligations thereunder, or (ii) sue for specific performance, if E-Z-EM is able to perform but declines to do so. If B&R breaches the Agreement, E-Z-EM may terminate the Agreement and as its sole remedy retain the Deposit as liquidated damages.

The above description of the Agreement is a summary and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.

10.1	Agreement for Purchase and Sale made and entered into as of November 30, 2005, between E-Z-EM, Inc. and B&R Machine Tool Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2005	E-Z-EM, INC.

(Registrant)

By:	/s/ Peter J. Graham

Peter J. Graham

Senior Vice President –

Chief Legal Officer,

Global Human Resources and Secretary

EXHIBIT INDEX

No.	Description

10.1	Agreement for Purchase and Sale made and entered into as of November 30, 2005, between E-Z-EM, Inc. and B&R Machine Tool Corp.